Filed Pursuant to Rule 424(b)(5)

Registration No. 333-263618

Prospectus Supplement

(to Prospectus dated March 28, 2022)

NEMAURA MEDICAL INC.

4,796,206 SHARES OF COMMON STOCK

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering up to 4,796,206 shares of our common stock, par value $0.001 per share (the “common stock”). The shares of common stock are being sold directly to two institutional accredited investors at a purchase price of $1.75 per share.

In a concurrent private placement, we are also selling to purchasers of the shares warrants to purchase up to 4,796,206 shares of our common stock (the “warrants”) at an exercise price of $2.00 per share (and the shares of our common stock issuable upon the exercise of the purchase warrants (the “warrant shares”)). The warrants will be initially exercisable at the later of the effective date of shareholder approval or six months following the issue date and will expire five and one-half years from the issue date. The warrants and the warrant shares are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part and are not being offered pursuant to this prospectus supplement and the accompanying base prospectus. The warrants and the warrant shares are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder.

Our common stock is listed on the Nasdaq Capital Market under the symbol “NMRD.” On January 26, 2023, the last reported sale price of our common stock as reported on the Nasdaq Capital Market was $2.86 per share.

The aggregate market value of our outstanding common stock held by non-affiliates was $28,162,354, which was calculated based on 9,846,977 shares of outstanding common stock that were held by non-affiliates as of January 26, 2023, and a price per share of $2.86, the last reported sale price of our common stock on the Nasdaq Capital Market on January 26, 2023. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to the registration statement (of which this prospectus supplement forms a part) with a value more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75.0 million. During the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement, we have offered securities with an aggregate market value of approximately $696 pursuant to General Instruction I.B.6 on Form S-3.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE S-9 OF THIS PROSPECTUS SUPPLEMENT, AND UNDER SIMILAR HEADINGS IN THE DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

We have retained EF HUTTON, division of Benchmark Investments, LLC to act as our sole placement agent (the “placement agent”) in connection with this offering to use its “commercially reasonable efforts” to solicit offers to purchase our securities. The placement agent is not purchasing or selling any of our securities offered pursuant to this prospectus supplement or the accompanying prospectus. See “Plan of Distribution” in this prospectus supplement for more information regarding these arrangements.

	Per Share	Total
Public Offering price	$1.7500	$8,393,360.500
Placement Agent Fees (1)	$0.1225	$587,535.235
Proceeds, before expenses, to us	$1.6275	$7,805,825.265

(1) Represents a 7% commission on the gross proceeds of the offering payable to the placement agent and excludes all out-of-pocket expenses incurred by the placement agent. We have agreed to reimburse the placement agent for its reasonable out-of-pocket costs and expenses, including its legal fees and disbursements, in connection with the offering in an amount not to exceed $75,000. See “Plan of Distribution” for a description of compensation payable to the placement agent.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

We expect to deliver the shares of common stock on or about January 31, 2023.

EF HUTTON

division of Benchmark Investments, LLC

The date of this prospectus supplement is January 27, 2023

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using a "shelf" registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying base prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add, update or change information contained in the accompanying base prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying base prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying base prospectus and such documents incorporated by reference herein and therein.

In this prospectus supplement, “Nemaura,” the “Company,” “we,” “us,” “our” and similar terms refer to Nemaura Medical Inc., a Nevada corporation and its consolidated subsidiaries. References to our “common stock” refer to the common stock, par value $0.001 per share, of Nemaura Medical Inc.

All references in this prospectus supplement to our consolidated financial statements include, unless the context indicates otherwise, the related notes.

The industry and market data and other statistical information contained in the documents we incorporate by reference in the prospectus are based on management's own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying base prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the placement agent has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in the accompanying base prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in the accompanying base prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of the accompanying base prospectus entitled “Where You Can Find More Information” and “Information Incorporation by Reference.” We are not, and the placement agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the section entitled “Risk Factors” beginning on page S-9 and our consolidated financial statements and the related notes and the other information incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision.

Our Company

Business Overview

 We are a medical technology company developing sugarBEAT®, a non-invasive, affordable, and flexible continuous glucose monitoring system for adjunctive use by persons with diabetes, as well as for consumers in the non-diabetes space for monitoring metabolic health and general health and wellness. sugarBEAT® consists of a disposable adhesive skin-patch connected to a rechargeable wireless transmitter that displays glucose readings at regular five-minute intervals via a mobile app. sugarBEAT® works by extracting glucose from the skin into a chamber in the patch that is in direct contact with an electrode-based sensor. The transmitter sends the raw data to a mobile app where it is processed by an algorithm and displayed as a glucose reading after calibration, with the ability to track and trend the data over 14 hours for each sensor wear period. Sensors can be worn as frequently as a user chooses. While sugarBEAT® requires once per day calibration by the patient using a blood sample obtained by a finger stick, we believe sugarBEAT® may be adopted by non-insulin dependent persons with diabetes alongside insulin-injecting persons with diabetes, who all perform multiple daily finger sticks to manage their disease. In the consumer application, or non-medical applications, the relative glucose fluctuations are used and therefore finger-prick calibrations are not required.

CE approval was granted by the European Notified Body BSI in May 2019, allowing the product to be made available for commercial sale. This approval is subject to an annual review of the underlying ISO 13485 accredited Quality Management System. The accreditation was successfully renewed in November 2021 and 2022. In conjunction with the UK Licensee, the Company commenced a phase 1 launch whereby devices were made available to limited cohorts of users to gauge their feedback so that any fine-tuning could be completed prior to a mass market launch. The UK Licensee has also confirmed that it will undertake two Key Opinion Leader (“KOL”) studies in the UK for its white-labelled service offering that is supported by sugarBEAT®. The KOL studies are intended to provide additional support for the UK Licensee’s broader ongoing marketing plans and more specifically to support potential reimbursement for the device and the licensees overall diabetes management offering(s)

The UK Licensee placed an initial order for sugarBEAT® in April 2021 and provided a forecast for its post-launch volume expectations, which the Company has used to establish both a short and medium term view to inform the Company’s commercial operational requirements. In line with this view, the Company has taken the following actions since the initial order was received:

•	Entered into a new leased facility to provide the additional space requirements for commercial product assembly.

•	Increased headcount of production operatives; this will be phased in line with the volume forecasts currently available, however the Company has also factored in an ability to scale further and faster should this be required.

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•	Moved forward with placing phased orders for raw materials to ensure future product availability to support both our UK Licensee while also providing for capacity to flex up further as other routes to market materialize in line with management’s commercialization program.

•	Commenced phased deliveries in December 2021 to the UK Licensee of its continuous glucose monitor.

In July 2020, Nemaura filed a PMA application with the FDA to use sugarBEAT® as an adjunct to finger prick testing for blood glucose trending. We, along with other applicants, were then informed by the FDA that the approval process was currently subject to delays as a result of the FDA’s Center for Devices and Radiological Health (“CDRH”) being actively engaged in responding to the current pandemic caused by COVID-19 which resulted in staff being reallocated to other approval requests associated with COVID-19. During April 2021 the FDA confirmed that they would recommence their review of the PMA application and this is now ongoing and in-progress. In December 2021 the FDA’s Bio-monitoring research division conducted an audit of the clinical program submitted in support of the PMA application. A single 483 observation was raised, and the Company submitted a full response in January 2022. The FDA subsequently scheduled a pre-market inspection for during the second calendar quarter of 2022, intended to cover the FDA’s Quality System/Current Good Manufacturing Practice regulations for Medical Devices (21 CFR Part 820). This audit was conducted in the first quarter of the fiscal year ending March 31, 2023. The Company reported that a single 483 observation was raised to which the Company responded in a timely manner, and Dialogue with the FDA continues with respect to the PMA application.

In addition to this, Nemaura established that proBEAT™, which is based on the sugarBEAT® platform, can be classified under the Wellness guidance when it is used according to the FDA Wellness guidance notes, to provide prompts and educate users on factors affecting their blood sugar profiles. Nemaura launched proBEAT™ in the U.S. in December 2020, as part of a diabetes prevention and reversal program branded BEATdiabetes.life, in the form of pilot studies. During the quarter ended December 31, 2020, Nemaura licensed a clinically validated weight loss program for the management of diabetes from Healthimation, LLC, which was originally developed at the Joslin Diabetes Center, an affiliate of Harvard Medical School. This program, together with proBEAT™, originally formed the basis of the BEATdiabetes.life program that is currently being developed for commercialization in the U.S. The program is under further refinement based on feedback gathered to date. Further KOL studies are planned to provide additional marketing support of the program in preparation for a broader U.S.-wide roll-out. While still in the relatively early stages, we are pleased with initial results and feedback received from these user-groups and one key outcome has been that the company is now looking to provide proBEAT as a standalone plug-in for existing diabetes management programs therefore potentially allowing the company to accelerate commercialization as well as reduce the cost burden that could be associated with running its own program.

We believe there are additional applications for sugarBEAT® and the underlying BEAT technology platform, which may include:

•	a web-server accessible by physicians and diabetes professionals to track the condition remotely, thereby reducing healthcare costs and managing the condition more effectively;

•	a complete virtual doctor that monitors a person's vital signs and transmits results via the web;

•	other patches using the BEAT technology platform to measure alternative analytes, including lactate, uric acid, lithium and drugs. This would be a step-change in the monitoring of conditions, particularly in the hospital setting. Lactate monitoring is currently used to determine the relative fitness of professional athletes and we completed preliminary studies demonstrating the application of the BEAT technology for continuous lactate monitoring;

•	a continuous temperature monitoring system which could have various applications, including use for individuals to monitor their temperature in connection with diagnosis and monitoring of symptoms of novel coronavirus (COVID-19);

•	monitoring disease progression in COVID-19 patients using continuous lactate monitoring (CLM).

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During this period of product development, the Company has experienced recurring losses and negative cash flows from operations. As of September 30, 2022, the Company had cash balances of $10,109,650, a working capital deficit of ($6,514,561), an accumulated deficit of $45,789,250 and a deficiency in total stockholders' equity of $9,012,098.

While the Company expects to continue to incur losses from operations for the near-term and these losses could be significant as product development, regulatory activities, clinical trials, and other commercial and product development related expenses are incurred, the Company reached a significant milestone during the three month period ended December 31, 2021, as the Company commenced commercial delivery of its sugarBEAT® device to its UK Licensee, allowing them to continue studies dedicated to developing user based feedback and evidence that could potentially support reimbursement in the UK.

Management's strategic assessment continues to include the following potential options:

•	obtaining further regulatory approval for the sugarBEAT® device in other global territories, including the U.S., and the Middle East;

•	signing new/additional licensing and collaboration opportunities beyond our existing licensee partners;

•	pursuing further capital raising opportunities to support and accelerate the commercialization strategy; and

•	developing the sugarBEAT® device platform for commercialization for other applications.

Our Business Strategy

We intend to lead in the discovery, development and commercialization of innovative and targeted diagnostic medical devices, and data-driven digital platforms, that improve disease monitoring, management and overall patient care. Specifically, we intend to focus on the monitoring of molecules that can be drawn out through the skin non-invasively using our technology platform. In addition to glucose, such molecules may include lactic acid monitoring and the monitoring of prescription drugs and blood biomarkers that may help in the diagnosis, prevention, or management of diseases, such as diabetes. We plan to take the following steps to implement our broad business strategy. Our key commercial strategies post-approval will first be implemented in Europe and then in parts of the Middle East and Asia, and then the U.S., as follows:

-	Commercialize sugarBEAT® in the United Kingdom and Republic of Ireland. We intend to commercialize sugarBEAT® in the United Kingdom, and Republic of Ireland with MySugarWatch Limited (previously known as Dallas Burston Ethitronix Limited) (“MSW”), with whom we have an exclusive marketing rights agreement for these two countries. We have also signed a full commercial agreement with MySugarWatch (Europe) Limited (previously known as Dallas Burston Ethitronix (Europe) Limited) in May 2018 for all other European territories as part of an equal joint venture agreement. The joint venture intends to seek sub-license rights opportunities to one or more leading companies in the diabetes monitoring space, to leverage their network, infrastructure and resources.

-	Establish licensing or joint venture agreements with other parties to market sugarBEAT® in other geographies. We are in detailed discussions and negotiations with several other parties worldwide for licensing or joint venture agreements for the sale of the sugarBEAT® device and have signed commercial agreements with TP MENA for the Gulf Cooperation Council, and Al-Danah Medical for Qatar.

-	Seek FDA PMA approval of sugarBEAT®. The PMA application is currently in review by the FDA.

-	Expand the indications for which the sugarBEAT® device may be used. We believe that the sugarBEAT® device may offer significant benefits as compared to those found in the non-acute setting for the monitoring of other diseases. This includes monitoring of lactic acid for performance athletics, and the monitoring of drugs. We have completed initial proof of concept for lactate monitoring and now plan to explore the route to commercialization for well-being applications in athletic performance training, and plan to undertake further clinical programs to support clinical use of the device for lactate monitoring.

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-	Expand our product pipeline through our proprietary platform technologies, acquisitions and strategic licensing arrangements. We intend to leverage our proprietary platform technologies to grow our portfolio of product candidates for the diagnosis of diabetes and other diseases. This includes digital platforms driven by data gathered by our sensors within the medical and wellbeing markets, such as for metabolic health monitoring. In addition, we intend to license our product and acquire products and technologies that are consistent with our research and development and business focus and strategies. This may include drug delivery products for the improved management of diabetes, for example improved insulin injector systems, and/or combination drug products for diabetes related drugs

Commercialization Plan

Throughout the fiscal year ended March 31, 2022, we continued to work with our UK Licensee, MSW, to provide support in the development of their go-to-market strategy which incorporates the utilization of our sugarBEAT® device into their own branded product offering. While COVID-19 did result in some short delays to MSW’s user assessment program, the overall feedback was positive, albeit the anticipated timetable for purchase orders to be placed by MSW was extended out, with the first order for 5,000 sugarBEAT® transmitters and 200,000 sugarBEAT® sensors not being placed until April 2021. Our focus continues to be to support and optimize MSW’s launch program and activities designed to gather evidence that could potentially support reimbursement, in line with which, we took the following actions during the fiscal year ended March 31, 2022:

•	Entered into a new leased facility to provide additional capacity for commercial assembly to commence.

•	Increased headcount of production operatives to facilitate product manufacture.

•	Placed forward orders for raw materials to support scale-up and secure inventory of those items that are currently in short supply globally i.e. semi-conductors etc.

•	Appointed Benchmark Electronics Inc.as our CMO partner to facilitate future volume scale up of transmitter production via its FDA approved facility in Thailand.

•	Signed a new global agreement for the provision of our sugarBEAT® device with MySugarWatch DuoPack Limited (“MSW-DP”). Under the terms of the agreement, our CGM and sensors will be provided as Duo-Packs with prescription only medicines that are widely prescribed for people with Type 2 diabetes. The first of these medicines lost its patent protection in the fourth calendar quarter of 2022 in the UK, and the initial Duo-Pack presentation is expected to be launched in 2023 by the licensee.

•	Commenced phased delivery of transmitters against the purchase order received from MSW in December 2021.

We also advanced our plans to develop our go-to-market capabilities in the U.S., which included:

•	Development of a US based standalone team is ongoing and this activity will continue for the foreseeable future.

•	In July 2020, we submitted a PMA application to the FDA for the sugarBEAT® device for glucose profiling as an adjunct to a finger-stick measurement. We, along with other applicants, were then informed by the FDA that the approval process was subject to delays as a result of the CDRH being actively engaged in responding to the pandemic caused by COVID-19 which resulted in staff being reallocated to other approval requests associated with COVID-19. In April 2021, the FDA confirmed that it would recommence its review of the PMA application.

•	In December 2021, the FDA’s Bio-monitoring research division conducted an audit of the clinical program submitted in support of the PMA application. A single 483 observation was raised, and the Company submitted a full response in January 2022.

•	The FDA subsequently conducted a pre-market inspection for during the second calendar quarter of 2022, covering the FDA’s Quality System / Current Good Manufacturing Practice regulations for Medical Devices (21 CFR Part 820). Once again a single 483 observation was made, and this was responded to within the mandated time frame. The company continues its dialogue with the FDA with respect to the PMA submission and plans to provide further material updates as they arise in due course.

In addition to this, we continue to explore commercialization opportunities in other key geographic markets, which includes engaging with the German regulatory authority (GBA) to establish how best to proceed with achieving reimbursement for sugarBEAT® in Germany, as well as continuing to engage in dialogue with additional potential licensees / distributors in other geographical territories.

Recent Developments

December 2021 marked a significant milestone in the Company’s evolutionary journey with the first two commercial deliveries of the sugarBEAT® non-invasive glucose monitor (“CGM”) being made to the UK licensee, MySugarWatch Limited (“MSW”). It is expected that MSW will sell the CGM under the brand MySugarWatch® and MSW has developed a subscription-based diabetes coaching and management service that will be provided alongside the CGM, primarily targeting those with type 2 diabetes. The UK licensee continues to gather evidence that could potentially support reimbursement in the UK initially.

The deliveries reflect the phased delivery schedule agreed upon with MSW in relation to MSW’s initial order that was placed earlier in 2021. Further deliveries have been made since relating to this order including the revenue recognized in the three month period ended September 30,2022.

Furthermore, on September 24, 2021, the Company entered into a License, Supply and Distribution Agreement with ‘MySugarWatch DuoPack Limited’ (“MSW-DP”), a sister company of MSW, whereby MSW-DP will provide CGM sensors free of charge with certain medications that are widely prescribed to persons with Type 2 diabetes. These medications are due to come off patent in the fourth calendar quarter of 2022 in Europe and the UK, and 2023 in the U.S. The agreed sale price of sensors to MSW-DP under the terms of the agreement is $20 per box of 5 sensors for the U.S. market, and in Europe and the UK 12.50 Euros in the first 12 months from product launch and 10 Euros thereafter per box of 5 sensors. Nemaura’s anticipated cost of goods per sensor on large-scale production is $1 per sensor. As of January 2022, there were over 2 million prescriptions written for these medications each month in the combined key EU and UK territories. The Company believes this will provide an opportunity for rapid market penetration in the use of its CGM sensors, at a scale that can enable the targeted lower cost of goods to be achieved and thereby support both revenue and margin growth into the future.

Management is now focused on supporting MSW’s UK launch and studies aimed at gathering evidence for potential reimbursement, while also developing the capabilities of the Company to develop and service new channels of business across other geographic markets via the use of our BEAT platform. This includes future expansion of the consumer metabolic health offering Miboko, launched in late 2021, to employers and insurers across the U.S.

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Termination of Chief Financial Officer

Effective July 1, 2022, the Company terminated its Company’s Chief Financial Officer and has commenced a search for a U.S. based replacement.  Until a replacement has been selected, the Company’s President and Chief Executive Officer will act as principal financial and accounting officer of the Company, and the Company’s finance team will continue to support the Company with respect to its accounting and financial reporting compliance requirements.

Preliminary agreement with EVERSANA

On September 27, 2022, the Company entered into a preliminary agreement with EVERSANA to collaborate on the launch strategy of the Company’s BEATdiabetes program.

Amendment of Uptown Capital Secured Promissory Note

On February 8, 2021, the Company, Dermal Diagnostics Limited, a wholly owned subsidiary of the Company (“Dermal Diagnostics”), and Trial Clinic Limited, a wholly owned subsidiary of the Company (“Trial Clinic” and collectively with the Company and Dermal Diagnostics) issued to Uptown Capital, LLC (“Uptown”) a secured promissory note (the “Uptown Note”) in the original principal amount of $24,015,000. The Uptown Note carried an original issue discount of $4,000,000. In addition, the Company agreed to pay $15,000 to Uptown to cover Uptown’s legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of the Uptown Note, all of which amount was included in the initial principal balance of the Uptown Note. The purchase price of the Uptown Note, therefore, was $20,000,000. The original maturity date of the Uptown Note was 24 months after the date the purchase price for the Uptown Note was delivered.

On October 21, 2022, the Company entered into an amendment to Secured Promissory Note, dated as of October 21, 2022, by and among the Company, Dermal Diagnostics, Trial Clinic and Uptown. Pursuant to the terms of the amendment, the Company and Uptown agreed to extend the maturity date of the Uptown Note to July 1, 2024. In consideration thereof, the Company agreed to pay to Uptown an extension fee in the amount of 5% of the outstanding balance of the Uptown Note which results in $813,834 being added onto the liability due to Uptown.

The Company and Uptown previously agreed to reduce the maximum monthly redemption amount from $2,000,000 to $500,000 from June 2022 to February 2023, which reduction remains in force. Pursuant to the terms of the Amendment, the Company and Uptown agreed to reduce the maximum monthly redemption amount during the period beginning March 2023 until the Uptown Note is paid in full from $2,000,000 to $1,000,000; provided, however, that upon the occurrence of an event of default under the Uptown Note, the maximum monthly redemption amount will automatically be increased back to $2,000,000.

COVID-19 Pandemic

The outbreak of COVID-19 in December 2019 has since rapidly increased its exposure globally. On March 11, 2020, the World Health Organization declared the outbreak a pandemic. We continue to monitor the impact of COVID-19 on our own operations and are working with our employees, suppliers, and other stakeholders to mitigate the risks posed by its spread, but COVID-19 is not expected to have any long-term detrimental effect on the Company’s success. While key suppliers have not always been accessible throughout the whole period of the outbreak, we have been able to be flexible in our priorities and respond favorably to the challenges faced during this period. We also recognize that one of the consequences of this pandemic has been a surge in the uptake of technologies for remote monitoring of patients and patient self-monitoring, which potentially enhances the prospects for the Company, its CGM product and its planned digital healthcare offering.

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Corporate Information

We are a holding company that was incorporated under the laws of the State of Nevada in December 2013. We currently own 100% of the stock in Dermal Diagnostic (Holdings) Limited, an England and Wales corporation (“DDHL”) formed on December 11, 2013, which in turn owns 100% of Dermal Diagnostics Limited, an England and Wales corporation formed on January 20, 2009 (“DDL”), and 100% of Trial Clinic Limited, an England and Wales corporation formed on January 12, 2011 (“TCL”).

Our principal executive offices are located at 57 West 57th Street New York, NY 10019. Our website is located at www.nemauramedical.com and our telephone number is + 1 646-416-8000. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus supplement, and you should not consider it part of the prospectus or part of any prospectus supplement.

THE OFFERING

Common stock offered by this prospectus supplement	4,796,206 shares of common stock

Price per share	$1.75

Common stock outstanding immediately before this offering	24,103,196 shares (1)

Common stock to be outstanding after this offering	28,899,402 shares

Concurrent private placement	In a concurrent private placement, we are selling to the purchasers of common stock in this offering warrants to purchase up to an additional 100% of the number of shares of common stock purchased in this offering. Each warrant will be exercisable for one share of common stock at an exercise price of $2.00 per share. The warrants are exercisable at the later of the effective date of shareholder approval or six months following the issue date and will expire five and one-half years from the issue date. The warrants and the shares of common stock issuable upon the exercise of the warrants, or the warrant shares, are not being registered under the Securities Act, pursuant to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part nor are such warrants and warrant shares being offered pursuant to such prospectus supplement and base prospectus. The warrants and warrant shares are being offered pursuant to an exemption provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder. The warrants are not and will not be listed for trading on any national securities exchange. Each purchaser will be an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act. See “Private Placement Transaction.”

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Use of proceeds	We intend to use the net proceeds from this offering for working capital purposes. See “Use of Proceeds.”

Dividend policy	We do not anticipate paying any cash dividends on our common stock.

Nasdaq Capital Market symbol	Our common stock currently trades on the Nasdaq Capital Market under the symbol “NMRD.”

Risk factors	Investing in our securities involves significant risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement and on page 10 of the accompanying prospectus and the documents incorporated by reference herein.

(1)	The number of shares of common stock expected to be outstanding after this offering is based on 24,103,196 shares of common stock outstanding as of January 27, 2023 and excludes:

•	573,098 shares of common stock issuable upon the exercise of warrants outstanding as of January 27, 2023, with a weighted average exercise price of $8.57 per share;

•	4,796,206 shares of common stock issuable upon the exercise of the warrants to be issued in the concurrent private placement at an exercise price of $2.00 per share. See “Private Placement Transaction;” and

•	49,709 shares of common stock issuable upon the exercise of options outstanding as of January 27, 2023, with a weighted average exercise price of $5.74 per share.

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RISK FACTORS

You should consider carefully the risks described below in this prospectus supplement and the accompanying prospectus and discussed under the section captioned “Risk Factors” contained in our annual report on Form 10-K for the fiscal year ended March 31, 2022, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, each of which is incorporated by reference in this prospectus supplement and the accompanying base prospectus in their entirety, together with other information in this prospectus supplement, the accompanying base prospectus and the information and documents incorporated by reference in this prospectus supplement and the accompanying base prospectus, and any free writing prospectus that we have authorized for use in connection with this offering before you make a decision to invest in our securities. Our business, operating results, prospects or financial condition could be materially and adversely affected as a result of these risks. This could cause the trading price of our common stock to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks Related to Our Business

Our business, financial condition and results of operations may be materially adversely affected by global health epidemics, including the recent COVID-19 outbreak.

The outbreak of COVID-19 in December 2019 has since rapidly increased its exposure globally. On March 11, 2020, the World Health Organization declared the outbreak a pandemic. A regional or global health pandemic, including COVID-19, could severely affect our business, results of operations and financial condition. A regional or global health pandemic, depending upon its duration and severity, could have a material adverse effect on our business. For example, the COVID-19 pandemic has had numerous effects on the global economy and governmental authorities around the world have implemented measures to reduce the spread of COVID-19. These measures, including shutdowns and “shelter-in-place” orders suggested or mandated by governmental authorities or otherwise elected by companies as a preventive measure, have adversely affected workforces, customers, consumer sentiment, economies and financial markets, and, along with decreased consumer spending, have led to an economic downturn in many of our markets.

As a result of the COVID-19 pandemic, we evaluated and executed the steps available to us to ensure we were able to provide protection of our employees and instigated remote working where possible combined with following all government advice and guidance regarding any engagement within the workplace that could not be completed remotely. To date this transition to remote working has had little impact on our employee productivity and has not caused any interruption to our business. Due to the uncertainty of COVID-19, we will continue to assess the situation, including abiding by any government-imposed restrictions, as and where relevant.

We are unable to accurately predict the impact that COVID-19 will have on our operations going forward due to uncertainties that will be dictated by the length of time that the pandemic and related disruptions continue, the impact of governmental regulations that might be imposed in response to the pandemic and overall changes in consumer behavior. During this period, we, along with other companies, were notified by the FDA in the U.S., that our PMA application for sugarBEAT® would be delayed due to the prioritization being given to COVID-19 related applications and resource activity. The PMA review resumed as of April 15, 2021, and this is now ongoing and in-progress. In December 2021 the FDA’s Bio-monitoring research division conducted an audit of the clinical program submitted in support of the PMA application. A single 483 observation was raised and the Company submitted a full response in January 2022, intended to cover the FDA’s Quality System/Current Good Manufacturing Practice regulations for Medical Devices (21 CFR Part 820).

S-9

We continue to monitor the impact of COVID-19 on our own operations and are working with our employees, suppliers, and other stakeholders to mitigate the risks posed by its spread, but COVID-19 is not expected to have any long-term detrimental effect on the Company’s success. While key suppliers have not always been accessible throughout the whole period of the outbreak, we have been able to be flexible in our priorities and respond favorably to the challenges faced during this period. We also recognize that one of the consequences of this pandemic has been a surge in the uptake of technologies for remote monitoring of patients and patient self-monitoring, which potentially enhances the prospects for the Company, its CGM product and its planned digital healthcare offering.

To the extent the COVID-19 pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in this “Risk factors” section.

Risks Related to this Offering

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management will have broad discretion over the use of proceeds from this offering, and we could spend the proceeds from this offering in ways with which you may not agree or that do not yield a favorable return. We intend to use the net proceeds from this offering for working capital purposes, which include, but are not limited to, the targeted launch of sugarBEAT® into other European markets outside of the UK; the development of the subscription-based service for the US under the Wellness category that was launched in December 2020 in the form of pilot studies; establishing a business-to-consumer offering for a metabolic health program; research and development of our BEAT platform for other, non, CGM purposes, such as Lactate monitoring, as well as potential acquisition of other companies, products or technologies that are complementary to the delivery of our mission. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for our company.

If you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution in the book value of your investment.

Because the price per share of our common stock in this offering exceeds the net tangible book value per share of our common stock outstanding prior to this offering, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. After giving effect to the sale by us in this offering of 4,796,206 shares of common stock at a price per share of $1.75, after deducting estimated placement agent fees and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2022 would have been $(2,796,273), or $(0.097) per share of common stock. This represents an immediate increase in pro forma net tangible book value of $0.336 per share to our existing common stockholders and an immediate dilution in pro forma as adjusted net tangible book value of $1.847 per share of common stock to purchasers of common stock in this offering.

A large number of shares may be sold in the market following this offering, which may depress the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock and sellers remain willing to sell the shares. All of the shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act.

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You may experience future dilution as a result of future equity offerings and other issuances of our common stock or other securities.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by the investor in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or securities convertible into common stock in future transactions may be higher or lower than the price per share in this offering. In addition, we are issuing warrants to purchase shares of common stock in a concurrent private placement. You will incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of common stock under our stock incentive programs. In addition, the sale of shares in this offering and any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares for sale will have on the market price of our common stock.

Because we do not intend to declare cash dividends on our shares of common stock in the foreseeable future, stockholders must rely on appreciation of the value of our common stock for any return on their investment.

We have never declared or paid cash dividends on our common stock. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, we expect that only appreciation of the price of our common stock, if any, will provide a return to investors in this offering for the foreseeable future.

Our common stock may be delisted from The Nasdaq Capital Market if we cannot maintain compliance with Nasdaq’s continued listing requirements.

Our common stock is listed on the Nasdaq Capital Market.  There are a number of continued listing requirements that we must satisfy in order to maintain our listing on the Nasdaq Capital Market.

On April 2, 2020, the Company received a written notice (the “Notice”) from staff of Listing Qualifications of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company has not complied with the requirements of Nasdaq Listing Rule 5620(a) of Nasdaq’s listing rules due to its failure to hold an annual meeting of stockholders within 12 months of the end of the Company’s fiscal year ended December 31, 2018. The Company had 45 calendar days to submit a plan to regain compliance and, if Nasdaq accepted the plan, Nasdaq could grant an exception of up to 180 calendar days from the fiscal year end, or until September 28, 2020, to regain compliance. As discussed with Nasdaq, the Company filed and mailed its proxy materials relating to its annual meeting on April 10, 2020 and held such annual meeting on May 15, 2020. As a result, the Company regained compliance with Nasdaq Listing Rule 5620(a), and that matter is now closed.

S-11

 We cannot assure you our securities will meet the continued listing requirements to be listed on Nasdaq in the future. If Nasdaq delists our common stock from trading on its exchange, we could face significant material adverse consequences including:

•	a limited availability of market quotations for our securities;

•	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•	a limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

If we fail to maintain compliance with all applicable continued listing requirements for the Nasdaq Capital Market and Nasdaq determines to delist our common stock, the delisting could adversely affect the market liquidity of our common stock, our ability to obtain financing to repay debt and fund our operations.

Our common stock may be affected by limited trading volume and may fluctuate significantly.

Our common stock is traded on the Nasdaq Capital Market. Although an active trading market has developed for our common stock, there can be no assurance that an active trading market for our common stock will be sustained. Failure to maintain an active trading market for our common stock may adversely affect our shareholders’ ability to sell our common stock in short time periods, or at all. Our common stock has experienced, and may experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock.

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Our substantial amount of indebtedness may adversely affect our cash flow and our ability to operate our business, remain in compliance with debt covenants and make payments on our indebtedness.

Our substantial level of indebtedness increases the possibility that we may be unable to generate cash sufficient to pay, when due, the principal of, interest on or other amounts due with respect to our indebtedness. Our indebtedness could have other important consequences to you as a stockholder. For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to our indebtedness and any failure to comply with the obligations of any of our debt instruments, including financial and other restrictive covenants, could result in an event of default under the senior secured credit facility and the senior subordinated note;

•	make us more vulnerable to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

•	require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flows to fund working capital, capital expenditures, acquisitions and other general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	place us at a competitive disadvantage compared to our competitors that have less debt; and

•	limit our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our business strategy or other purposes.

Any of the above listed factors could materially adversely affect our business, financial condition and results of operations.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and our SEC filings that are incorporated by reference into this prospectus supplement contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements, other than statements of historical fact, included or incorporated by reference in this prospectus supplement regarding our development of our strategy, future operations, future financial position, projected costs, prospects, plans and objectives of management are forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

•	any statements of the plans, strategies and objectives of management for future operations;

•	any statements concerning proposed new products, services or developments;

•	any statements regarding future economic conditions or performance;

•	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;

•	our estimates regarding the sufficiency of our cash resources and our need for additional funding; and

•	our intended use of the net proceeds from the offerings of shares of common stock under this prospectus supplement.

•	any statement that our business, financial condition and results of operations may be materially adversely affected by global health epidemics, including the recent COVID-19; and

•	any statement regarding the development of a continuous temperature monitoring system to assist with the diagnosis and monitoring of symptoms of COVID-19 or the development of a continuous lactate monitoring system (CLM) to monitor disease progression in COVID -19 patients.

The words "believe," "anticipate," "design," "estimate," "plan," "predict," "seek," "expect," "intend," "may," "could," "should," "potential," "likely," "projects," "continue," "will," and "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading "Risk Factors" contained or incorporated in this prospectus supplement and the accompanying prospectus and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus supplement and the accompanying prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus supplement and the accompanying prospectus. Except as required by law, we do not assume any obligation to update any forward-looking statement. We disclaim any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $7,642,975, after deducting the placement agent fees of $587,535 and the estimated offering expenses payable by us of $162,850.

We intend to use the net proceeds for working capital purposes in furtherance of the delivery and, where possible, acceleration, of our strategic objectives, which include, but are not limited to:

•	Targeted market launches of sugarBEAT® in other European markets, following the successful launch in the UK by our Licensee;

•	Development of the subscription based service for the US under the Wellness category;

•	Establish a business-to-consumer offering for a metabolic health program, designed to potentially prevent various chronic diseases through the determination of a metabolic health score as a potential digital biomarker of insulin sensitivity;

•	Research and development in connection with expanding the utilization of the BEAT platform for other, non-CGM purposes, such as Lactate monitoring; and

•	Potential strategic acquisition of other companies, products or technologies that are complementary to the delivery of our mission.

We have not determined the amount of net proceeds to be used specifically for such purposes and, as a result, management will retain broad discretion over the allocation of net proceeds. The occurrence of unforeseen events or changed business conditions could result in the application of the net proceeds from this offering in a manner other than as described in this prospectus supplement. Pending the use of any net proceeds, we expect to invest the net proceeds in interest-bearing, marketable securities.

If the warrants that we are offering in the concurrent private placement are fully exercised for cash, we will receive additional proceeds of up to approximately $9,592,412. There is no assurance any of the warrants will be exercised.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay any cash dividends on our common stock for the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on our common stock will be at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements and any contractual restrictions.

DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share and the adjusted net tangible book value per share of our common stock after this offering.

The net tangible book value of our common stock as of September 30, 2022, was approximately $(10,439,248) or approximately $(0.433) per share. Net tangible book value per share represents the amount of our total tangible assets, excluding goodwill and intangible assets, less total liabilities, divided by the total number of shares of our common stock outstanding. Dilution per share to new investors represents the difference between the amount per share paid by purchasers for each share of common stock in this offering and the net tangible book value per share of our common stock immediately following the completion of this offering.

S-15

After giving effect to the sale of up to a maximum aggregate amount of 4,796,206 shares of common stock, at the offering price of $1.75 per share, which was the closing price of our common stock on The Nasdaq Capital Market on January 27, 2023 and after deducting estimated commissions and estimated offering expenses, our as-adjusted net tangible book value as of September 30, 2022 would have been approximately $(2,796,273) or approximately $(0.097) per share. This represents an immediate increase in net tangible book value of approximately $0.336 per share to our existing stockholders and an immediate dilution in as-adjusted net tangible book value of approximately $1.847 per share to purchasers of our common stock in this offering, as illustrated by the following table:

Offering price per share	$1.750
Net tangible book value per share as of September 30, 2022	$(0.433)
Increase per share attributable to this offering	$0.336
As-adjusted net tangible book value per share as of September 30, 2022, after giving effect to this offering	$(0.097)
Dilution per share to new investors participating in this offering	$1.847

The table above is based on 24,102,866 shares of common stock outstanding as of September 30, 2022, and excludes, as of September 30, 2022, the following:

•	1,573,098 shares of common stock issuable upon the exercise of warrants outstanding as of September 30, 2022, with a weighted average exercise price of $6.30 per share;
•

4,796,206 shares of common stock issuable upon the exercise of the warrants to be issued in the concurrent private placement at an exercise price of $2.00 per share. See “Private Placement Transaction;” and

•	49,709 shares of common stock issuable upon the exercise of options outstanding as of September 30, 2022, with a weighted average exercise price of $5.74 per share.

To the extent that after September 30, 2022, any outstanding warrants were or are exercised, or we otherwise issued or issue additional shares of common stock in the future at prices per share below the price per share for any shares sold in this offering, there will be further dilution to new investors.

S-16

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2022:

•	On an actual basis; and

•	on an as adjusted basis to give effect to the receipt of estimated net proceeds of $7,642,975 assuming the sale of 4,796,206 shares of our common stock (at the offering price of $1.75 per share,), after deducting the estimated commissions of $587,535 and estimated offering expenses payable by us of $162,850 as described under "Use of Proceeds".

You should read the data set forth in the table below in conjunction with (a) our financial statements, including the related notes, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" from our Annual Report on Form 10-K for the fiscal year ended March 31, 2022, and (b) our condensed consolidated financial statements, including the related notes, and “Management's Discussion and Analysis of Financial Condition and Results of Operations” from our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of September 30, 2022 (1)
	Actual	As Adjusted
	(Unaudited)
Cash, cash equivalents and short-term investments	$10,109,650	$17,752,625

Notes Payable	20,889,243	20,889,243

Stockholders' equity:
Common stock, $0.001 par value, 42,000,000 shares authorized and 24,102,866 shares issued and outstanding, actual, and 28,899,072 shares issued and outstanding, as adjusted	24,103	28,899
Additional paid-in capital	38,295,775	45,933,954
Accumulated deficit	(45,789,250)	(45,789,250)
Accumulated other comprehensive (deficit) income	(1,542,726)	(1,542,726)

Total stockholders' equity	(9,012,098)	(1,369,123)

Total capitalization	$21,986,795	$37,272,745

(1)	The number of our shares of common stock outstanding is based on 24,102,866 shares of common stock outstanding as of September 30, 2022, and excludes, as of September 30, 2022, the following:
•	1,573,098 shares of common stock issuable upon the exercise of warrants outstanding as of September 30, 2022, with a weighted average exercise price of $6.30 per share;

•	4,796,206 shares of common stock issuable upon the exercise of the warrants to be issued in the concurrent private placement at an exercise price of $2.00 per share. See “Private Placement Transaction;” and

•	49,709 shares of common stock issuable upon the exercise of options outstanding as of September 30, 2022, with a weighted average exercise price of $5.74 per share.

S-17

PLAN OF DISTRIBUTION

EF Hutton, division of Benchmark Investments, LLC, which we refer to as the placement agent, has agreed to act as the exclusive placement agent in connection with this offering pursuant to a placement agent agreement dated January 27, 2023 (the “placement agent agreement”). The placement agent is not purchasing or selling the securities offered by this prospectus supplement, nor is the placement agent required to arrange the purchase or sale of any specific number or dollar amount of securities, but has agreed to use its “commercially reasonable efforts” to arrange for the sale of all of the securities offered hereby pursuant to this prospectus supplement and the accompanying prospectus. The terms of this offering were subject to market conditions and negotiations between us, the placement agent and prospective investors. The placement agent agreement does not give rise to any commitment by the placement agent to purchase any of our securities, and the placement agent will have no authority to bind us by virtue of the placement agent agreement. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering.

We entered into a securities purchase agreement, dated January 27, 2023 (the “securities purchase agreement”), directly with two accredited investors in connection with this offering. The form of securities purchase agreement is included as an exhibit to a Current Report on Form 8-K that we filed or will be filed with the SEC and that is or will be incorporated by reference into the registration statement of which this prospectus supplement forms a part.

We expect to deliver the common stock being offered pursuant to this prospectus supplement, as well as the warrants offered in the concurrent private placement, on or about January 31, 2023, subject to customary closing conditions.

Fees and Expenses

We have agreed to pay the placement agent a total cash fee equal to 7% of the gross proceeds of this offering. We have agreed to reimburse the placement agent for its reasonable out-of-pocket costs and expenses, including its legal fees and disbursements, in connection with this offering in an amount not to exceed $75,000.

The following table shows per share and total cash placement agent’s fees we will pay to the placement agent in connection with the sale of the common stock pursuant to this prospectus supplement and the accompanying prospectus assuming the purchase of all of the common stock offered hereby:

	Per Share	Total
Public Offering price	$1.7500	$8,393,360.500
Placement Agent Fees	$0.1225	$587,535.235
Proceeds, before expenses, to us	$1.6275	$7,805,825.265

We estimate our total expenses associated with the offering, excluding placement agent fees and expenses, will be approximately $88,000.  After deducting certain fees and expenses due to the placement agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $7,642,975.  If the warrants offered pursuant to the private placement are fully exercised for cash, we will receive additional proceeds of up to approximately $9,592,412.

Restriction on Additional Issuances of Securities

Under the securities purchase agreement, we have agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of, any shares of our Common Stock or common stock equivalents for a period of 45 days after the later of (i) the effective date of the resale registration statement providing for the resale of the shares of common stock issued and issuable upon the exercise of the warrants offered in the concurrent private placement (“resale registration statement”) and (ii) the effective date of the shareholder approval of the terms of this registered offering and concurrent private placement (“shareholder approval”), other than certain exempt issuances including, but not limited to, securities issued pursuant to the Company’s equity compensation plans.

S-18

In addition, we also agreed with the investors that from January 27, 2023 until six months from the later of (i) the effective date of the resale registration statement and (ii) the effective date of the shareholder approval, the Company will not effect or enter into an agreement to effect a “Variable Rate Transaction,” which means a transaction in which we:

•	issue or sell any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock; or

•	enter into, or effect a transaction under, any agreement, including, but not limited to, an equity line of credit or at-the-market offering, whereby the Company may issue securities at a future determined price.

We also agreed to indemnify the investors against certain losses resulting from our breach of any of our representations, warranties, or covenants under agreements with the investors as well as under certain other circumstances described in the securities purchase agreement.

Lock-Up Agreements

Each of our directors and officers have agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any shares of our common stock or any securities convertible into or exchangeable for shares of our common stock without the prior written consent of the placement agent for a period of commencing on the date of the purchase agreement until 45 days after the later of (i) the effective date of the resale registration statement and (ii) the effective date of the shareholder approval. These lock-up agreements provide limited exceptions, and their restrictions may be waived at any time by the placement agent.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any commissions received by the placement agent, and any profit realized on the resale of securities sold by the placement agent while acting as principal (if any), might be deemed to be underwriting discounts or commissions under the Securities Act. As underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of securities by the placement agent acting as a principal (if any). Under these rules and regulations, the placement agent:

•	may not engage in any stabilization activity in connection with our securities; and

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution of the securities under the placement agency agreement.

Relationships

The placement agent and its affiliates may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us in the ordinary course of their business, for which they may receive customary fees and commissions. In addition, from time to time, the placement agent and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. However, except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services.

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Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Nevada Agency and Transfer Company. The address for Nevada Agency and Transfer Company is 50 W. Liberty St., Suite 880, Reno, NV 89501, and the telephone number is (775) 322-0626.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “NMRD.”

Indemnification

We have agreed to indemnify EF Hutton and specified other persons against some=civil liabilities, including, without limitation liabilities caused by or arising out of any untrue statement of material fact contained in the Registration Statement or this prospectus supplement or accompanying base prospectus or by any omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading.

DESCRIPTION OF THE SECURITIES BEING OFFERED

The material terms and provisions of our common stock are described under the caption “Description of Capital Stock” starting on page 16 of the accompanying prospectus.

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PRIVATE PLACEMENT TRANSACTION

Concurrently with the sale of shares of common stock in this offering, we will issue and sell to the investors in this offering warrants in a private placement to purchase up to an aggregate of 4,796,206 shares of common stock at an exercise price equal to $2.00 per share.

The warrants and the shares of common stock issuable upon the exercise of such warrants, or warrant shares, are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying base prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. Accordingly, purchasers may only sell warrant shares pursuant to an effective registration statement under the Securities Act covering the resale of those warrant shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

Exercisability. The warrants are initially exercisable at the later of the effective date of shareholder approval or six months following the issue date and will expire five-and-a-half years from the date of issuance, at which time any unexercised warrants will expire and cease to be exercisable. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, by payment in full in immediately available funds for the number of warrant shares. If a registration statement registering the issuance of the warrant shares under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant.

Exercise Limitation. A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

Exercise Price Adjustment. The exercise price of the warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Exchange Listing. There is no established trading market for the warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the warrants on any national securities exchange or other trading market.

Fundamental Transactions. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the warrants with the same effect as if such successor entity had been named in the warrant itself. If, at any time while the warrants are outstanding: (1) we consolidate or merge with or into another entity, and after giving effect to such transaction, our stockholders immediately prior to such transaction own less than fifty percent (50%) of the aggregate voting power of the Company or the successor entity of such transaction; (2) we sell, lease, assign, convey or otherwise transfer all or substantially all of our assets; (3) any tender offer or exchange offer (whether completed by us or a third party) is completed pursuant to which holders of common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of fifty percent (50%) or more of the outstanding common stock; (4) we effect any reclassification of our shares of common stock or compulsory share exchange pursuant to which outstanding shares of common stock are converted or exchanged for other securities, cash or property, after giving effect to such transaction, our stockholders immediately prior to such transaction own less than fifty percent (50%) of the aggregate voting power of the Company or the successor entity of such transaction; or (5) any transaction is consummated whereby any person or entity acquires more than 50% of our outstanding shares of common stock (each, a “Fundamental Transaction”), then upon any subsequent exercise of a warrant, the holder thereof will have the right to receive the same amount and kind of securities, cash or other property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of shares then issuable upon exercise of the warrant. If holders of our common stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the private placement warrant following such fundamental transaction. In addition, in certain circumstances, upon a Fundamental Transaction, the holder of a warrant will have the right to require us to repurchase its warrants at the Black-Scholes value; provided, however, that, if the Fundamental Transaction is not within our control, including not approved by our Board, then the holder will only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black-Scholes value of the unexercised portion of the warrant that is being offered and paid to the holders of our common stock in connection with the Fundamental Transaction.

S-21

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant will not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Resale/Registration Rights. We are required within 45 days of the offering to file a registration statement on Form S-1 providing for the resale of the shares of common stock issued and issuable upon the exercise of the warrants. We are required to cause such registration to become effective within 90 days of the closing date, and to keep such registration statement effective at all times until no investor owns any warrants or shares issuable upon exercise thereof.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The SEC allows us to “incorporate by reference” in this prospectus supplement and the accompanying base prospectus certain information we file with the SEC, which means that we may disclose important information in this prospectus supplement and the accompanying base prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be an integral part of this prospectus supplement and the accompanying base prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the termination of the offering:

•	our Annual Report on Form 10-K for the fiscal year ended March 31, 2022, filed with the SEC on June 29, 2022;
•	our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on July 20, 2022;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2022 and September 30, 2022, filed with the SEC on August 12, 2022 and November 14, 2022, respectively;

•	our Current Reports on Form 8-K filed with the SEC on April 1, 2022, July 8, 2022, October 26, 2022, and January 31, 2023, respectively;

•	the description of our common stock contained in our Form 8-A12B filed with the SEC on January 19, 2018, including any amendment or report filed for the purpose of updating that description; and

•	all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before we stop offering the securities covered by this prospectus and any accompanying prospectus supplement.

Notwithstanding the foregoing , information and documents that we elect to furnish, but not file, or have furnished, but not filed, with the SEC in accordance with SEC rules and regulations is not incorporated into this prospectus supplement and the accompanying base prospectus and does not constitute a part hereof.

Upon written or oral request, at no cost we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Inquiries should be directed to:

57 West 57th Street

Manhattan, New York 10019

Attention: Chief Financial Officer

(646) 416-8000

In addition, you may access these filings on our website at www.nemauramedical.com.

S-22

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at www.sec.gov. Also, using our website, www.nemauramedical.com, you can access electronic copies of documents we file with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and any amendments to those reports, free of charge. Information on our website is not incorporated by reference in this prospectus supplement or the accompanying base prospectus.

LEGAL MATTERS

The validity of the shares of common stock offered under this prospectus supplement and the accompanying base prospectus will be passed upon for us by Anthony L.G., PLLC, West Palm Beach, Florida.  The placement agent is being represented by Sichenzia Ross Ference LLP, New York, New York.

EXPERTS

The consolidated financial statements for the years ended March 31, 2022 and 2021 have been incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended March 31, 2022, have been so incorporated in reliance on the report of Mayer Hoffman McCann P.C., an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

S-23

PROSPECTUS

Nemaura Medical Inc.

$224,634,031

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

__________________

We may offer and sell, from time to time in one or more offerings the following securities:

•	shares of common stock, par value $0.001 per share;

•	shares of preferred stock, par value $0.001 per share;

•	warrants to purchase shares of our common stock, preferred stock and/or debt securities;

•	debt securities consisting of senior debt, subordinated debt or debentures;

•	units consisting of a combination of the foregoing securities; or

•	any combination of these securities.

We may offer and sell up to $224,634,031 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides a general description of the securities that we may offer. However, this prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities. Each time that we offer securities under this prospectus, we will provide the specific terms of the securities offered, including the public offering price, in a related prospectus supplement. Such prospectus supplement may add to, update or change information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement, on the other hand, you should rely on the information in the prospectus supplement. You should read this prospectus and any applicable prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Information Incorporated By Reference” before making your investment decision.

 These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus for additional information on methods of sale. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in that prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in the prospectus supplement.

Our common stock is traded on the NASDAQ Capital Market under the ticker symbol “NMRD.” The closing price of our common stock on March 15, 2022 was $4.0574 per share.

As of March 15, 2022, the aggregate market value of our outstanding common equity held by non-affiliates, or public float, was $49,497,330, based on 24,102,866 shares of common stock outstanding as of March 15, 2022, of which 12,199,273 shares were held by non-affiliates, and a per share price of $4.0574 based on the closing sale price of such common stock on March 15, 2022 (prior to the date of filing). Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to this prospectus with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any twelve-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75,000,000. In the event that subsequent to the date of this prospectus, the aggregate market value of our outstanding common stock held by non-affiliates equals or exceeds $75,000,000, then the one-third limitation on sales shall not apply to additional sales made pursuant to this prospectus. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the twelve calendar months prior to and including the date of this prospectus.

An investment in our securities involves a high degree of risk. See the sections entitled “Risk Factors” included in our most recent Annual Report on Form 10-K and in any subsequent Quarterly Report on Form 10-Q, which are incorporated by reference into this prospectus, as well as in any prospectus supplement related to a specific offering we make pursuant to this prospectus. You should carefully read this entire prospectus together with any related prospectus supplement and the information incorporated by reference into both before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is March 28, 2022.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time securities having a maximum aggregate offering price of $224,634,031. Each time we offer securities, we will prepare and file with the SEC a prospectus supplement that describes the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus or the documents incorporated herein by reference. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Information Incorporated By Reference.”

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC or directly from us as described below under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may sell securities through underwriters or dealers, through agents, directly to purchasers or through any combination of these methods. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will prepare and file with the SEC each time we offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities, and any applicable fee, commission or discount arrangements with them. See “Plan of Distribution.” In this prospectus, unless otherwise indicated, “the company,” “our company,” “we,” “us” or “our” refer to Nemaura Medical Inc., a Nevada corporation, and its consolidated subsidiaries.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus and in the documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements contained herein, other than statements of historical fact, including statements regarding the progress and timing of our product development programs; our future opportunities; our business strategy, future operations, anticipated financial position, future revenues and projected costs; our management’s prospects, plans and objectives; and any other statements about our management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements.  Examples of such statements are those that include words such as “may,” “assume(s),” “forecast(s),” “position(s),” “predict(s),” “strategy,” “will,” “expect(s),” “estimate(s),” “anticipate(s),” “believe(s),” “project(s),” “intend(s),” “plan(s),” “budget(s),” “potential,” “continue” and variations thereof. However, the words cited as examples in the preceding sentence are not intended to be exhaustive and any statements contained in this prospectus regarding matters that are not historical facts may also constitute forward-looking statements.

Because these statements implicate risks and uncertainties, as well as certain assumptions, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, those risks identified under “Risk Factors” in our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q and from time to time in our other filings with the SEC. The information in this prospectus or any prospectus supplement speaks only as of the date of that document and the information incorporated herein by reference speaks only as of the date of the document incorporated by reference. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements include our plans and objectives for future operations, including plans and objectives relating to our products and our future economic performance. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions as well as future business decisions, including any acquisitions, mergers, dispositions, joint ventures, investments and any other business development transactions we may enter into in the future. The amounts of time and money required to successfully complete development and commercialization of our technologies as well as any evolution of or shift in our business plans, or to execute any future strategic options are difficult or impossible to predict accurately and may involve factors that are beyond our control. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of those assumptions could prove inaccurate and, therefore, we cannot assure you that the results contemplated in any of the forward-looking statements contained herein will be realized.

Based on the significant uncertainties inherent in the forward-looking statements described herein, the inclusion of any such statement should not be regarded as a representation by us or any other person that our objectives or plans will be achieved. Accordingly, you should not place undue reliance on these forward-looking statements.

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PROSPECTUS SUMMARY

This prospectus summary highlights certain information about our company and other information contained elsewhere in this prospectus or in documents incorporated by reference. This summary does not contain all of the information that you should consider before making an investment decision. You should carefully read the entire prospectus, any prospectus supplement, including the section entitled “Risk Factors” and the documents incorporated by reference into this prospectus, before making an investment decision.

THE OFFERING

This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under this shelf registration process, we may sell any combination of:

•	common stock;

•	preferred stock;

•	debt securities, in one or more series;

•	warrants to purchase any of the securities listed above; and/or

•	units consisting of one or more of the foregoing,

in one or more offerings up to a total dollar amount of $224,634,031. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering and include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

OUR COMPANY

Business Overview

Our mission is to, within 5 years, lead the wearables market in the self-management of chronic diseases through our AI-driven pipeline of sensor products and digital healthcare platforms.

We are a medical technology company that has developed sugarBEAT®, a non-invasive, flexible, continuous glucose monitoring system, for adjunctive use by persons with diabetes, and any person wishing to determine factors influencing their blood glucose profiles. SugarBEAT® consists of a disposable adhesive skin-patch containing a sensor, which is connected to a rechargeable wireless transmitter. The sensor takes a measurement of the glucose reading every 5 minutes and sends the data by low energy blue tooth to a smart device such as mobile phone (both android and iOS). An app on the smart device uses a proprietary algorithm to display true glucose values, after the data is calibrated using a minimum of one finger stick calibration. SugarBEAT® works by extracting glucose from the skin into a chamber in the patch that is in direct contact with an electrode-based sensor. The data is recorded on the app and can be viewed in real time as well as storing all historic data for later evaluation as desired. We believe sugarBEAT® may be adopted by any person with diabetes, whether Type 1 or Type 2 and also by any persons wishing to determine factors affecting their blood glucose profiles, and therefore their state of metabolic health in terms of insulin resistance.

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We announced on May 29, 2019, that we had been awarded CE approval to allow sugarBEAT® to be legally sold in the European Union. This approval is subject to an annual review of the underlying ISO 13485 accredited Quality Management System. The accreditation was successfully renewed in November 2021. CE approval is disclosed by the use of the CE mark, a manufacturers' declaration that the product meets the requirements of the applicable European laws. The European clinical trial program for sugarBEAT® evaluated 525 patient days across 75 Type 1 and Type 2 diabetic patients and was completed in December 2017. CE approval is the process to achieve a mandatory conformity marking for the sugarBEAT® device to allow it to be legally sold in the European Union. It is a manufacturers' declaration that the product meets the requirements of the applicable European laws. We also submitted a PMA (Premarket Approval) application to the US Food and Drug Administration (the “FDA”) with the same label claim as achieved for CE approval, an adjunct device for glucose trending for persons with diabetes. The PMA is currently under review.

We believe there are additional applications for sugarBEAT® and the underlying BEAT technology platform, which may include:

•	a web-server accessible by physicians and diabetes professionals to track the condition remotely, thereby reducing healthcare costs and managing the condition more effectively;
•	a complete virtual doctor or coach that monitors a diabetic person's glucose fluctuations and provides appropriate and timely advice; and

•	other patches using the BEAT technology platform to measure alternative analytes, including lactate, uric acid, alcohol, lithium, and drugs. This would be a step-change in the monitoring of conditions, particularly in the hospital setting. Lactate monitoring is currently used to determine the relative fitness of professional athletes and we completed preliminary studies demonstrating the application of the BEAT technology for continuous lactate monitoring.

Our Business Strategy

We intend to lead in the discovery, development and commercialization of innovative and targeted diagnostic medical devices, and data-driven digital platforms, that improve disease monitoring, management and overall patient care. Specifically, we intend to focus on the monitoring of molecules that can be drawn out through the skin non-invasively using our technology platform. In addition to glucose, such molecules may include lactic acid monitoring and the monitoring of prescription drugs and blood biomarkers that may help in the diagnosis, prevention, or management of diseases, such as diabetes. We plan to take the following steps to implement our broad business strategy. Our key commercial strategies post-approval will first be implemented in Europe and then in parts of the Middle East and Asia, and then the U.S., as follows:

•	Commercialize sugarBEAT® in the United Kingdom and Republic of Ireland with Dallas Burston Ethitronix Limited, with whom we have an exclusive marketing rights agreement for these two countries. We have also signed a full commercial agreement with Dallas Burston Ethitronix (Europe) Limited in May 2018 for all other European territories as part of an equal joint venture agreement. The joint venture intends to seek sub-license rights opportunities to one or more leading companies in the diabetes monitoring space, to leverage their network, infrastructure and resources.
•	Establish licensing or joint venture agreements with other parties to market sugarBEAT® in other geographies. We are in detailed discussions and negotiations with several other parties worldwide for licensing or joint venture agreements for the sale of the sugarBEAT® device and have signed commercial agreements with TP MENA for the Gulf Cooperation Council, and Al-Danah Medical for Qatar.

•	Seek FDA PMA approval of sugarBEAT®. The PMA application is currently in review by the FDA.
•	Expand the indications for which the sugarBEAT® device may be used. We believe that the sugarBEAT® device may offer significant benefits as compared to those found in the non-acute setting for the monitoring of other diseases. This includes monitoring of lactic acid for performance athletics, and the monitoring of drugs. We have completed initial proof of concept for lactate monitoring and now plan to explore the route to commercialization for well-being applications in athletic performance training, and plan to undertake further clinical programs to support clinical use of the device for lactate monitoring.
•	Expand our product pipeline through our proprietary platform technologies, acquisitions and strategic licensing arrangements. We intend to leverage our proprietary platform technologies to grow our portfolio of product candidates for the diagnosis of diabetes and other diseases. This includes digital platforms driven by data gathered by our sensors within the medical and wellbeing markets, such as for metabolic health monitoring. In addition, we intend to license our product and acquire products and technologies that are consistent with our research and development and business focus and strategies. This may include drug delivery products for the improved management of diabetes, for example improved insulin injector systems, and/or combination drug products for diabetes related drugs,

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Product Development

Management has extensive experience in regulatory and clinical development of diagnostic medical devices. We intend to take advantage of this experience in the field of diagnostic medical devices in an attempt to increase the probability of product approval. The overall regulatory process for diagnostic medical devices for diabetes is currently similar to those governing other diagnostic devices. The timelines are shorter than, for example, when new drugs or completely invasive diagnostic devices are trialed in clinics. We have successfully tested and evaluated the device for its clinical output, in this case the accuracy and safety with which it can trend blood glucose levels, based on which CE approval was granted by the Notified Body BSI. A PMA (pre-market approval) application was also submitted to the FDA and is currently under review. We continue to seek collaborations with future licensees and marketing partners to achieve our commercial growth milestones.

The table below provides our current estimate of our timeline:

Product Development and Commercialization Timelines

Milestone	Target Start Date	Current Status
Completion of clinical studies in Type 1 and Type 2 diabetic subjects to define final device claims and for submission for CE Mark approval with final device claims.	July 2017	Completed
CE Mark for body worn transmitter device	August 2018	Completed
U.S. FDA PMA Submission	June 2020	Submission Completed, FDA review ongoing
Commercial launch in the UK, followed by major territories in Europe	July - September 2020	Staggered launch in progress
Commercial launch of proBEAT™ in the U.S.	October - December 2020	Commenced December 2020

Scale up of commercial sensor / patch manufacturing.

Scale up means we have started looking at larger scales sufficient for product launch in the UK and relates to the manufacturing process for sensors.

	December 2020	In progress
Scale up of device (transmitter) manufacturing	December 2020	In progress
Commencement of product delivery to UK Licensee	December 2021	On-going

Commercialization Plan

Throughout the current fiscal year we have continued to work with our UK Licensee (Dallas Burston Ethitronix Limited) in order to provide support to the development of their go-to-market strategy which incorporates the utilization of our sugarBEAT® device into their own branded product offering. While COVID-19 did result in some short delays to the user assessment program that they initiated, the overall feedback was positive. As a consequence of the short delays experienced through this process, the anticipated timetable for purchase orders to be placed by our UK Licensee was extended out, with the first order not being placed until after the end of the current fiscal year i.e. it was received in April 2021. Our focus now is to continue to support and optimize our UK Licensee’s launch program. On April 27, 2021, we received a purchase order for 5,000 sugarBEAT® transmitters and 200,000 sugarBEAT® sensors from Dallas Burston Ethitronix Limited. In line with this, we have taken the following actions during the fiscal year to date:

•	Entered into a new leased facility to provide the additional space requirements for commercial product assembly.
•	Increased headcount of production operatives; this will be phased in line with the volume forecasts currently available, however we have also factored in an ability to scale further and faster should this be required.

•	Moved forward with placing phased orders for raw materials to ensure future product availability to support both our UK Licensee while also providing for capacity to flex up further as other routes to market materialize in line with management’s commercialization program.
•	Commenced phased deliveries in December 2021 to the UK Licensee of its continuous glucose monitor.

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The UK Licensee has also confirmed that it will undertake two Key Opinion Leader (“KOL”) studies in the UK for its white-labelled service offering that is supported by sugarBEAT®. The KOL studies are intended to provide additional support for the UK Licensee’s broader ongoing marketing plans.

We initiated plans to develop our go-to-market capabilities in the US market, which included appointing an experienced commercial lead to head up the development of the commercial operations team with an expectation that our business development program will continue to build and accelerate through 2021 and 2022. In July 2020 we submitted a PMA application to the FDA for the sugarBEAT® device for glucose profiling as an adjunct to a finger-stick measurement. We, along with other applicants, were then informed by the FDA that the approval process was subject to delays as a result of the FDA’s Center for Devices and Radiological Health (“CDRH”) being actively engaged in responding to the pandemic caused by COVID-19 which resulted in staff being reallocated to other approval requests associated with COVID-19. During April 2021 the FDA confirmed that they would recommence their review of the PMA application and this is now ongoing and in-progress. In December 2021 The FDA’s Bio-monitoring research division conducted an audit of the clinical program submitted in support of the PMA application. A single 483 observation was raised, and the Company submitted a full response in January 2022. The FDA subsequently scheduled a pre-market inspection for during the second calendar quarter of 2022, intended to cover the FDA’s Quality System/Current Good Manufacturing Practice regulations for Medical Devices (21 CFR Part 820).

In addition to this, we continue to explore commercialization opportunities in other key geographic markets, which includes engaging with the German regulatory authority (GBA) to establish how best to proceed with achieving reimbursement for sugarBEAT® in Germany.

Intellectual Property

We believe that clear and extensive intellectual property relating to our technologies is central to long-term success and we intend to invest accordingly. This applies to both domestic and international patent coverage, and trade secrets, and trademarks.

The sugarBEAT® technology is protected by our portfolio of intellectual property comprised of filed patents, and substantial trade secrets covering methods and apparatus for measuring glucose extracted from human skin in a non-invasive manner, devices for extracting glucose from the skin is a stable manner, devices for reducing background noise signals, algorithm for converting raw data in to glucose values to calibrate the device, and the formulation and process for preparation of the enzyme solution used in the sensor.

On May 8, 2014, NDM Technologies Limited, a related company, assigned the UK patent application 1208950.4 and International (PCT) patent application PCT/GB2013/051322 entitled "Cumulative Measurement of an Analyte" to Dermal Diagnostics Limited (“DDL”) for a nominal consideration.

A further patent with two sets of claims was filed in 2021 relating to the sensor and device application, which are expected to provide further strength to the intellectual property position. Additional patents are intended to be filed in the future relating to the device and sensor, providing new intellectual property protection. Some of the recently filed patents and future patents may supersede previous intellectual property.

Additionally, we retain substantial trade secrets relating to aspects of the sensor manufacture process and the sensor formulation, which have taken several years to develop, and we believe will prove challenging to reverse engineer as it consists of formulation components in addition to processing methods in complex combinations that are unique to the final functional sensor. Patents will not be filed on this aspect of the technology to avoid any public dissemination of the know-how.

These patents and know-how cover aspects of the technology platform. Furthermore, the trademarks BEAT and sugarBEAT® have been registered in multiple key global territories. Accordingly, all intellectual property essential to the sugarBEAT® product is owned by us, and not subject to royalty payments. We intend to take the lead in the preservation and/or prosecution of these patents and patent applications going forward as required. We intend to file additional patents as the development progresses, where deemed to be of value to protecting the technology platform and future modifications and improvements. New patents and patent filings could supersede existing patents as the technology is further developed and optimized. Where patents cannot be secured, the intellectual property will be limited to know-how and trade secrets, and these will be diligently guarded.

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Trade Secrets, Trademarks, and Patents Filed, Granted and Pending

IP: Patent (Core Claim), Know-how, Trademark	Expiration Date	Jurisdictions in which Granted / Issued	Jurisdictions in which Pending	Ongoing Royalty or Milestone Payments

Patent: Cumulative Measurement of an Analyte (1)	May 20, 2033	Australia, France, Germany, Italy, Poland, Spain, Netherlands, UK, China, Japan, USA, Canada, UAE	Brazil, Qatar	None. Internal development
Skin Prep Patch (2)	December 2, 2039	N/A	UK, Europe, USA	None. Internal development
Know-how: Sensor Formulation and manufacture processes	N/A	Trade Secret	N/A	None. Internal development
Trademark: BEAT	Renewal due in 2026	UK, Canada, China, EU, India, Japan, Norway, Russia, Singapore	Malaysia, Brazil, Mexico, Switzerland, Turkey	None. Internal development
Trademark: sugarBEAT	Renewal due in 2025	UK, Canada, Australia, Switzerland, China, Egypt, EU, Israel, India, Iran, Japan, North Korea, Morocco, Mexico, Norway, New Zealand, Russia, Singapore, Tunisia, Turkey, USA	N/A	None. Internal development
Sensors for metabolic health (3)	December 7, 2041	N/A	UK	None. Internal development

(1) This patent provides a formula for calculating the amount of glucose extracted over a defined period of time by deducting the difference between two readings to allow rapid sensing without needing to deplete the analyte being measured.

(2) This patent describes a device and method for preparing the skin for the measurement of glucose on the skin surface.

(3) This patent has two sets of claims relating to the sensor.

RECENT DEVELOPMENTS

Exercise of Warrants

Subsequent to March 31, 2021, and through March 15, 2022, the Company raised gross proceeds of $2,963,658 from the exercise of warrants and the issuance of 366,892 shares at an average exercise price of $8.08 per share.

Dissolution of Region Green Limited

During the year ended March 31, 2021, the board of directors determined that there was no longer a requirement to retain the existing group structure and that an opportunity existed to simplify the group structure by removing the intermediary holding company, Region Green Limited (“RGL”), a company incorporated within the British Virgin Islands. It was therefore determined that this group company be dissolved at the earliest convenient date, which transpired to be April 23, 2021.

All assets and liabilities held by RGL were transferred up to the immediate and ultimate parent, Nemaura Medical Inc. on March 5, 2021, in advance of the RGL being dissolved. There is no financial impact to the consolidated results of the Company as a consequence of this.

Commercial Deliveries

December 2021 marked a significant milestone in the Company’s evolutionary journey with the first two commercial deliveries of the sugarBEAT® non-invasive glucose monitor (“CGM”) being made to the UK licensee, MySugarWatch Limited (“MSW”). It is expected that MSW will sell the CGM under the brand MySugarWatch® and MSW has developed a subscription-based diabetes coaching and management service that will be provided alongside the CGM, primarily targeting those with type 2 diabetes.

The deliveries reflect the phased delivery schedule agreed upon with MSW in relation to MSW’s initial order that was placed earlier in 2021, as a result of which the Company is now able to recognize revenue for the first time in its corporate history.

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Furthermore, on September 24, 2021 the Company entered into a License, Supply and Distribution Agreement with MySugarWatch DuoPack Limited (“MSW-DP”), a sister company of MSW, whereby MSW-DP will provide CGM sensors free of charge with certain medications that are widely prescribed to persons with Type 2 diabetes. These medications are due to come off patent in the fourth calendar quarter of 2022 in Europe and the UK, and 2023 in the U.S. The agreed sale price of sensors to MSW-DP under the terms of the agreement is $20 per box of five sensors for the U.S. market, and in Europe and the UK 12.50 Euros in the first 12 months from product launch and 10 Euros thereafter per box of five sensors. Nemaura’s anticipated cost of goods per sensor on large-scale production is $1 per sensor. As of January 2022, there were over 2 million prescriptions written for these medications each month in the combined key EU and UK territories. The Company believes this will provide an opportunity for rapid market penetration in the use of its CGM sensors, at a scale that can enable the targeted lower cost of goods to be achieved and thereby support both revenue and margin growth into the future.

Management is now focused on fulfilling the remainder of the UK licensees’ initial orders and supporting MSW’s UK launch, while also developing the capabilities of the Company to develop and service new channels of business across other geographic markets via the use of our BEAT platform. This includes expansion of the consumer metabolic health offering Miboko, launched in late 2021, to employers and insurers across the U.S.

Impact of COVID-19

A regional or global health pandemic, including COVID-19, could severely affect our business, results of operations and financial condition. A regional or global health pandemic, depending upon its duration and severity, could have a material adverse effect on our business. For example, the COVID-19 pandemic has had numerous effects on the global economy and governmental authorities around the world have implemented measures to reduce the spread of COVID-19. These measures, including shutdowns and “shelter-in-place” orders suggested or mandated by governmental authorities or otherwise elected by companies as a preventive measure, have adversely affected workforces, customers, consumer sentiment, economies and financial markets, and, along with decreased consumer spending, have led to an economic downturn in many of our markets.

As a result of the COVID-19 pandemic, we evaluated and executed the steps available to us to ensure we were able to provide protection of our employees and instigated remote working where possible combined with following all government advice and guidance regarding any engagement within the workplace that could not be completed remotely. To date this transition to remote working has had little impact on our employee productivity and has not caused any interruption to our business. Due to the uncertainty of COVID-19, we will continue to assess the situation, including abiding by any government-imposed restrictions, as and where relevant.

We are unable to accurately predict the impact that COVID-19 will have on our operations going forward due to uncertainties that will be dictated by the length of time that the pandemic and related disruptions continue, the impact of governmental regulations that might be imposed in response to the pandemic and overall changes in consumer behavior.

During this period, we, along with other companies, were notified by the FDA in the U.S., that our PMA application for sugarBEAT® would be delayed due to the prioritization being given to COVID-19 related applications and resource activity. While the PMA review resumed as of April 15, 2021, however due to the FDA’s current workload in light of the pandemic, the review has taken longer than a review normally has taken before the pandemic.

While key suppliers have not been accessible throughout the whole period of the outbreak, we have been able to be flexible in our priorities and respond favorably to the challenges faced during the outbreak. We have seen an increase in the adoption of technologies for remote and patient self-monitoring, which therefore potentially enhances the prospects for Nemaura Medical and its CGM product and planned digital healthcare offering.

At this point in time, there remains significant uncertainty relating to the potential effect of COVID-19 on our business. As infections may continue to become more widespread, we could experience a severe negative impact on our business, financial condition, and results of operations. To the extent the COVID-19 pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in this “Risk factors” section.

Corporate Information

Our principal executive offices are located at 57 West 57th Street New York, NY 10019. Our website is located at www.nemauramedical.com and our telephone number is + 1 646-416-8000. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus supplement, and you should not consider it part of the prospectus supplement.

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RISK FACTORS

Our business is influenced by many factors that are difficult to predict and that involve uncertainties that may materially affect operating results, cash flows, and financial condition. Before making an investment decision, you should carefully consider these risks, including those set forth in the “Risk Factors” section of our most recent Annual Report on Form 10-K filed with the SEC, as revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, all of which are incorporated by reference into this prospectus. You should also carefully consider any other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment.

USE OF PROCEEDS

Except as otherwise stated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include, but are not limited to, working capital, capital expenditures and research and development expenditures, product launch, product inventory, establishment of sales and marketing teams, and potential new manufacture facilities. The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Additional information on the use of net proceeds from an offering of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

RATIO OF EARNINGS TO FIXED CHARGES

Any time debt securities are offered pursuant to this prospectus, we will provide a table setting forth our ratio of earnings to fixed charges on a historical basis in the applicable prospectus supplement, if required.

DESCRIPTIONS OF THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to a particular offering the specific terms of the securities offered by that prospectus supplement. We will indicate in the applicable prospectus supplement if the terms of the securities differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, material United States federal income tax considerations relating to the securities.

We may sell from time to time, in one or more offerings:

•	shares of our common stock;

•	shares of our preferred stock;

•	warrants to purchase shares of our common stock, shares of our preferred stock and/or debt securities;

•	debt securities consisting of senior debt, subordinated debt or debentures; or

•	units consisting of a combination of the foregoing securities.

Capital Stock

General

The following descriptions of common and preferred stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock that we may offer under this prospectus but is not intended to be complete. For the full terms of our common and preferred stock, please refer to our articles of incorporation, as amended from time to time, and our bylaws, as amended from time to time. The Nevada Revised Statutes may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common or preferred stock that we may offer, we will describe the specific terms of any series of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any common or preferred stock we offer under that prospectus supplement may differ from the terms of our outstanding capital stock that we describe below.

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As of March 15, 2022, our authorized capital stock consists of 42,000,000 shares of common stock, par value $0.001 per share, of which 24,102,866 shares were issued and outstanding, and 200,000 shares of preferred stock, par value $0.001, of which no shares were issued and outstanding. The authorized and unissued shares of both common and preferred stock are available for issuance without further action by the Company’s stockholders, unless such action is required by applicable law, the NASDAQ Capital Market, or the rules of any other stock exchange on which our securities may be listed. Unless approval of the Company’s stockholders is so required, the Company’s board of directors will not seek stockholder approval for the issuance and sale of either our common stock or preferred stock.

Common Stock

The holders of the Company’s common stock are entitled to one vote per share. Any action required to be taken by the holders of the Company’s common stock at a meeting may, without prior notice, by taken by written consent in lieu of a meeting if the consent has been signed by the minimum number of holders of common stock required to approve such action.

In addition, the holders of the Company’s common stock will be entitled to receive ratably such dividends, if any, as may be declared by the Company’s board of directors out of legally available funds; however, the current policy of the Company’s board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of the Company’s common stock will be entitled to share ratably in all assets that are legally available for distribution. The holders of the Company’s common stock will have no pre-emptive, subscription, redemption or conversion rights. The holders of the Company’s common stock do not have cumulative rights in the election of directors. The rights, preferences and privileges of holders of the Company’s common stock are subject to, and may be adversely affected by, the rights of the holders of our preferred stock.

The Company’s common stock is listed on the NASDAQ Capital Market under the symbol “NMRD”. The transfer agent and registrar for the Company’s common stock is Nevada Agency and Stock Transfer Company. Its address is 50 West Liberty Street. Suite 880, Reno, Nevada 89501, and its telephone number is 775-322-0626.

Preferred Stock

The Company’s board of directors may determine, in its sole discretion, the powers, designations, preferences, and relative participation, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, redemption rights, liquidation preference, sinking fund terms and the number of shares. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series.

In October 2017, the Company filed with the Nevada Secretary of State a Certificate of Designation for up to 200,000 shares of Series A convertible preferred stock. The holders of the Series A preferred stock have rights superior to the holders of the Company’s common stock as to the distributions of assets upon our liquidation, dissolution or winding up, whether voluntary or involuntary. The Series A convertible preferred stock shall automatically convert to shares of common stock at a ratio of 100-for-1, i.e. each share of Series A preferred stock shall convert into 100 shares of common stock, when the following conditions are met: (a) the sugarBEAT® device has received CE regulatory approval; (b) retail sales of sugarBEAT® have commenced and (c) such retail sales have exceeded $5 million. Holders of Series A preferred stock may voluntarily convert their shares after February 7, 2018 at the conversion ratio then in effect, subject to adjustment for any stock splits, combinations, dividends, distributions, or mergers and acquisitions.

The holders of the Series A convertible preferred stock are entitled to vote, as a class, on all matters voted on by the holders of the Company’s common stock. Each share of Series A convertible preferred stock is entitled to that number of votes equal to the number of shares of common stock the Series A preferred stock is convertible into at the time the vote is taken. The holders of the Series A convertible preferred stock shall also vote, as a class, on all matters that may adversely impact their rights and preferences. The Series A convertible preferred stock is not eligible for dividend payments and we have no right to redeem these preferred shares. Holders of the Series A convertible preferred stock may transfer their shares without the Company’s consent.

As of March 15, 2022, there were no shares of Series A convertible preferred stock issued and outstanding.

With respect to any future series of preferred stock to be authorized, the Company will file a certificate of designation with the Secretary of State of the State of Nevada that will specify the following: the maximum number of shares; the designation of the shares; the annual dividend rate, if any, and whether the dividend is fixed or variable; the price and terms and conditions for redemption, if any; the liquidation preference, if any; any sinking fund or similar provision; the terms and conditions, if any, for conversion and exchange of the preferred stock into any other class or classes of our capital stock or any other of the Company’s securities or assets; and voting rights.

The future issuance of shares of preferred stock will affect, perhaps adversely, the rights of holders of the Company’s common stock. While the Company cannot state the actual effects of such issuance until the Company’s board of directors determines the specific rights attached to the preferred stock to be issued, these effects could include: restricting dividends on the common stock; diluting the voting power of the common stock; impairing the liquidation rights of our common stock; and delaying or preventing changes in our control or management.

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Description of Certain Provisions of Nevada Law

As a Nevada corporation, we are subject to the provisions of the Nevada Revised Statutes, some of which have an anti-takeover effect.

For example, Sections 78.378 to 78.3793 of the Nevada Revised Statutes, which are referred to as the Control Share Statute, restrict the ability of individuals and groups from acquiring one-fifth or more of the voting shares of a Nevada corporation that has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada, from exercising the voting rights of the acquired shares, absent required stockholder approval of the share acquisition transaction or an opt out election by the corporation. The prohibition on the voting of the acquired shares is limited to three years after acquisition. To avoid the voting restriction, the acquisition of a controlling interest must be approved by both (a) the holders of a majority of the voting power of the corporation, and (b) if the acquisition would adversely alter or change any preference or any relative or other right given to any other class or series of outstanding shares, the holders of the majority of each class or series affected, excluding those shares as to which any interested stockholder exercises voting rights, and the approval must specifically include the conferral of such voting rights. Although we have not opted out of this statute, a corporation alternatively may expressly elect not to be governed by the provisions in either its articles of incorporation or its bylaws. Additionally, in the face of potential control share transaction, a corporation, if it has not opted out of the statutory provisions, may opt out of the control share statute by amending its articles of incorporation or its bylaws prior to the 10th day following the acquisition of a controlling interest by an acquiring person.

We are also subject to Sections 78.411 to 78.444 of the Nevada Revised Statutes, which are referred to as the Business Combination Statute. This statute is designed to limit acquirers of voting stock of a corporation from effecting a business combination without the consent of the stockholders or board of directors. The statute provides that specified persons who, together with their affiliates and associates, own, or within two years did own, 10% or more of the outstanding voting stock of a Nevada corporation with at least 200 stockholders of record cannot engage in specified business combinations with a Nevada corporation for a period of two years after the date on which the person became an interested stockholder, unless (a) the business combination or the transaction by which the person first became an interested stockholder was approved by the Nevada corporation’s board of directors before the person first became an interested stockholder, or (b) the combination is approved by the board and, at or after that time, the combination is approved at an annual or special meeting of the stockholders by the affirmative vote of 60% or more of the voting power of the disinterested stockholders.

The foregoing is a summary of certain provisions of Nevada law and does not purport to be complete and is qualified in its entirety by reference to the Nevada Revised Statutes.

Warrants

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and any related warrant agreement and warrant certificate. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the specific terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions

As of March 15, 2022, the Company had warrants outstanding to purchase as follows:

•	1,000,000 shares of the Company’s common stock at an exercise price of $5.00 per share

•	135,753 shares of the Company’s common stock at an exercise price of $10.40 per share

•	437,345 shares of the Company’s common stock at an exercise price of $8.00 per share

The warrants will terminate on the five-year anniversary of the date of issuance.

These warrants have been incorporated by reference as Exhibits 4.2, 4.7, and 4.8, respectively, to the registration statement that includes this prospectus.

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General

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	in the case of warrants to purchase common stock, the number or amount of shares of common stock, purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;

•	the manner of exercise of the warrants, including any cashless exercise rights;

•	the warrant agreement under which the warrants will be issued;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants; anti-dilution provisions of the warrants, if any;

•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

•	the manner in which the warrant agreement and warrants may be modified;

•	the identities of the warrant agent and any calculation or other agent for the warrants;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants;

•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants to purchase common stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

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Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. Eastern Time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

Enforceability of Rights by Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Governing Law

Each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

Calculation Agent

Any calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant, if any. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders. The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

Debt Securities

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. As of the date of this prospectus, we have no outstanding registered debt securities.

The debt securities will be our direct unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities. If not required to be issued under an indenture pursuant to the Trust Indenture Act of 1939, as amended, the debt securities may be issued without an indenture. Otherwise, if required to be issued under an indenture pursuant to the Trust Indenture Act of 1939, as amended, the debt securities will be issued under one or more separate indentures the forms of which are filed as exhibits to the registration statement of which this prospectus forms a part. More specifically, we will issue senior debt under a senior indenture, which we will enter into with the trustee to be named in the senior indenture, and we will issue subordinated debt under a subordinated indenture, which we will enter into with the trustee to be named in the subordinated indenture. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

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The indentures will be qualified under the Trust Indenture Act of 1939. References to the Trust Indenture Act of 1939 include all amendments thereto. We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the senior debt, the subordinated debt and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities, and all supplements thereto. We urge you to read the applicable prospectus supplement(s) related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior and the subordinated indentures are identical.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.

In addition, the particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement. The prospectus supplement will set forth, among other things:

•	the title;

•	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•	the maturity date;

•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	the terms of the subordination of any series of subordinated debt, if applicable;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to, among other things:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

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•	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments, sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with stockholders and affiliates, issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	information describing any book-entry features;

•	provisions for a sinking fund purchase or other analogous fund, if any;
•	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

•	the procedures for any auction and remarketing, if any; the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; if other than dollars, the currency in which the series of debt securities will be denominated;

•	and any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or the acquirer of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

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Events of Default under the Indenture

The following are events of default under the indentures in the forms initially filed as exhibits to the registration statement with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, sinking fund payment or premium, if any, when due and payable and the time for payment has not been extended or delayed;

•	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity, to the debenture trustee to institute the proceeding as trustee; and

•	the debenture trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

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Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “-Consolidation, Merger or Sale”;

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

•	to evidence and provide for the acceptance of appointment by a successor trustee;

•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

•	to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities or any series, as set forth in the indenture;

•	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “-General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except that the following obligations, among others, survive until the maturity date or the redemption date:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust; and

•	appoint any successor trustee;

and the following obligations survive the maturity date or the redemption date:

•	recover excess money held by the debenture trustee; and

•	compensate and indemnify the debenture trustee.

As more fully set forth in the indentures, in order to exercise our rights to be discharged, we must either deliver for cancellation all securities of a series to the debenture trustee or must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

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Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, known as DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in a board resolution the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will name in the applicable board resolution any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

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Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the forms initially filed as exhibits to the Registration Statement of which this prospectus is a part do not limit the amount of indebtedness that we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

Units

We may issue units comprised of one or more of the other securities described in this prospectus or in any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any unit agreement under which the units will be issued;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities being offered pursuant to this prospectus to or through underwriters, through dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters, if, and if required, any dealers or agents;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed or traded.

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We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over- allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act. No FINRA member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 5110, in connection with the offering of the securities.

We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

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Unless otherwise specified in the applicable prospectus supplement, any common stock sold pursuant to a prospectus supplement will be eligible for trading on the NASDAQ Capital Market. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Anthony L.G., PLLC, West Palm Beach, Florida. As appropriate, legal counsel representing the underwriters, dealers or agents will be names in the accompanying prospectus supplement and may opine to certain legal matters.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended March 31, 2021, have been so incorporated in reliance on the report of Mayer Hoffman McCann P.C., an independent registered public accounting firm, and have been given on the authority of such firm as experts in accounting and auditing.

LIMITATION ON LIABILITY  AND DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified by our bylaws against amounts actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they are a party by reason of being or having been directors or officers of the company. Our amended articles of incorporation provide that none of our directors or officers shall be personally liable for damages for breach of any fiduciary duty as a director or officer involving any act or omission of any such director or officer. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to such directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by such director, officer or controlling person in the successful defense of any action, lawsuit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus and any subsequent prospectus supplements do not contain all of the information in the registration statement. We have omitted from this prospectus some parts of the registration statement as permitted by the rules and regulations of the SEC. Statements in this prospectus concerning any document we have filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC also maintains a website that contains reports, proxy and information statements and other information that we file electronically with the SEC, including us. The SEC’s website can be found at http://www.sec.gov. In addition, we make available on or through our website copies of these reports as soon as reasonably practicable after we electronically file or furnished them to the SEC. Our website can be found at http://www.nemauramedical.com. The content contained in, or that can be accessed through, our website is not a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to "incorporate by reference" in this prospectus certain information we have filed and will file with the SEC, which means that we may disclose important information in this prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be an integral part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended March 31, 2021, filed with the SEC on June 29, 2021;
•	our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on July 13, 2021 (to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended March 31, 2021);

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2021, September 30, 2021 and December 31, 2021, filed with the SEC on August 16, 2021, November 12, 2021 and February 11, 2022, respectively;

•	our Current Reports on Form 8-K filed with the SEC on April 13, 2021, May 5, 2021, July 23, 2021, July 26, 2021, August 26, 2021, September 17, 2021, September 28, 2021, September 29, 2021, September 30, 2021, and January 10, 2022 respectively;

•	the description of our common stock contained in our Form 8-A12B filed with the SEC on January 19, 2018, including any amendment or report filed for the purpose of updating that description; and

•	all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before we stop offering the securities covered by this prospectus and any accompanying prospectus supplement.

 Notwithstanding the foregoing, information and documents that we elect to furnish, but not file, or have furnished, but not filed, with the SEC in accordance with SEC rules and regulations is not incorporated into this prospectus and does not constitute a part hereof.

You may access these filings on our website at www.nemauramedical.com. The information on our website is not incorporated by reference and is not considered part of this prospectus.  Also, upon written or oral request, at no cost we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Inquiries should be directed to:

NEMAURA MEDICAL INC.

57 West 57th Street

New York, NY 10019

Manhattan, Attn: Chief Financial Officer

+ 646-416-8000

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NEMAURA MEDICAL INC.

4,796,206 SHARES OF COMMON STOCK

PROSPECTUS SUPPLEMENT

EF HUTTON

a division of Benchmark Investments, LLC.

January 27, 2023